CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





     We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated July 18, 2003 on the financial statements and financial highlights of McCarthy Fund, a series of shares of Advisor Series Trust. Such financial statements and financial highlights appear in the 2003 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.




                                            /s/ TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
October 27, 2003